UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: June 30, 2017

(Date of earliest event reported)

Intrepid Potash, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34025 (Commission File Number)	26-1501877 (I.R.S. Employer Identification Number)

707 17th Street, Suite 4200

Denver, Colorado 80202

(Address of principal executive offices and zip code)

(303) 296-3006

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                   Entry into a Material Definitive Agreement

Amendment to Note Purchase Agreement

On June 30, 2017, Intrepid Potash, Inc. (“Intrepid”) entered into a Fourth Amendment to Amended and Restated Note Purchase Agreement (the “NPA Amendment”) with the noteholders named therein (the “Noteholders”).  The NPA Amendment amends the Amended and Restated Note Purchase Agreement, dated as of October 30, 2016, by and among Intrepid and the Noteholders (as amended, restated, supplemented, or otherwise modified from time to time, the “Note Purchase Agreement”).

The NPA Amendment provides for (1) the termination of the engagement of a financial advisor engaged to assist in advising the Noteholders and (2) a prepayment by Intrepid of a principal amount of $23 million of the notes under the Note Purchase Agreement (the “Notes”), together with accrued interest and a make-whole amount, in connection with the closing of the NPA Amendment.  The $23 million prepayment was made on June 30, 2017, using cash on hand.  As of June 30, 2017, Intrepid had not made any sales of its common stock under its previously announced at-the-market offering program.

The NPA Amendment also modifies the Note Purchase Agreement to, among other things, (1) alter the methodology for determining the variable interest rate for the Notes, though the interest rates will continue to be adjusted quarterly based on Intrepid’s financial performance and certain financial covenant levels, (2) require a mandatory prepayment of a principal amount of $6 million of the Notes, together with accrued interest and a make-whole amount, on or prior to December 31, 2017, and a second mandatory prepayment of a principal amount of $10 million of the Notes, together with accrued interest and a make-whole amount, on or prior to December 31, 2018, and (3) modify certain terms regarding the mandatory redemptions or offers of prepayment to the Noteholders.

Intrepid originally issued $150 million principal amount of the Notes in 2013.  During the fourth quarter of 2016 and the first quarter of 2017, Intrepid repaid $61 million principal amount of the Notes, leaving a balance of $89 million as of March 31, 2017.  After the $23 million prepayment described above, Intrepid had $66 million principal amount of the Notes outstanding as of June 30, 2017.  After Intrepid makes the additional mandatory prepayments of $6 million and $10 million principal amount of the Notes on or prior to December 31, 2017, and December 31, 2018, respectively, the outstanding balance of the Notes will be $50 million.

Except as amended by the NPA Amendment, the terms of the Note Purchase Agreement remain unchanged.  The description set forth above is qualified in its entirety by the NPA Amendment, a copy of which is filed as Exhibit 10.1 to this report and incorporated by reference into this Item 1.01.

Amendment to Credit Agreement

On June 30, 2017, Intrepid and certain of its subsidiaries entered into a First Amendment to Credit Agreement (the “Credit Agreement Amendment”) with Bank of Montreal (“BMO”), as administrative agent, and the other lenders party thereto.  The Credit Agreement Amendment amends the Credit Agreement, dated as of October 30, 2016, by and among Intrepid, BMO, and the other lenders party thereto (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”).

The Credit Agreement Amendment modifies the Credit Agreement to, among other things, (1) extend the maturity date under the Credit Agreement to October 31, 2019, (2) allow for the prepayments of the Notes contemplated by the NPA Amendment and the Note Purchase Agreement, as amended by the NPA Amendment, and (3) permit up to $10 million of borrowings under the Credit Agreement to be used by Intrepid to make payments on the Notes.

Except as amended by the Credit Agreement Amendment, the terms of the Credit Agreement remain unchanged.  The description set forth above is qualified in its entirety by the Credit Agreement Amendment, a copy of which is filed as Exhibit 10.2 to this report and incorporated by reference into this Item 1.01.

Item 2.03                   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01                   Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description
10.1	Fourth Amendment to Amended and Restated Note Purchase Agreement, dated as of June 30, 2017, by and among Intrepid Potash, Inc. and each of the noteholders named therein.

10.2

First Amendment to Credit Agreement, dated as of June 30, 2017, by and among Intrepid Potash, Inc., the subsidiaries named therein, Bank of Montreal, as administrative agent, and each of the lenders named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2017	INTREPID POTASH, INC.

/s/ Margaret McCandless
Margaret McCandless
Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Fourth Amendment to Amended and Restated Note Purchase Agreement, dated as of June 30, 2017, by and among Intrepid Potash, Inc. and each of the noteholders named therein.

10.2

First Amendment to Credit Agreement, dated as of June 30, 2017, by and among Intrepid Potash, Inc., the subsidiaries named therein, Bank of Montreal, as administrative agent, and each of the lenders named therein.